EXHIBIT 1.01

VEECO INSTRUMENTS INC.
CONFLICT MINERALS REPORT
FOR YEAR ENDED DECEMBER 31, 2019

This Conflict Minerals Report (this “Report”) of Veeco Instruments Inc., including its subsidiaries (collectively, “Veeco” or “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2019 through December 31, 2019 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “Conflict Minerals” as: (i) columbite-tantalite (or coltan), cassiterite, gold and wolframite, or their derivatives, which are currently limited to metallic forms of tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Veeco’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, Veeco has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals included in its products during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, Veeco has conducted additional due diligence regarding the sources of the Covered Minerals. The results of Veeco’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.	Reasonable Country of Origin Inquiry (“RCOI”)

Prior to initiating our RCOI, we retained a regulatory compliance information management company to assist in structuring the process and administering data collection.  Our inquiry began with a review of all of our suppliers.  We focused our RCOI on the relevant suppliers that, due to the nature of their business, utilize Covered Minerals.  We provided these suppliers with a questionnaire based on the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative Conflict Minerals Common Reporting Template (the “EICC-GeSI Template”). The EICC-GeSI Template is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide and was developed by several of the world’s leading consumer electronics companies.  The questionnaire asked the suppliers, among other things, to disclose the origin of any Covered Minerals used in their manufacturing processes and to identify the Covered Minerals processing facilities within their supply chain.  We also asked them, if accurate, to represent that their Covered Minerals did not originate from a Covered Country.  We reviewed questionnaires received for completeness and consistency of answers.  Many of our suppliers’ responses were company level declarations and therefore it is possible that the information they provided includes smelters/refiners whose Covered Minerals are not utilized in our products.  Certain surveyed suppliers reported that the Covered Minerals identified in their supply chain originated from recycled or scrap sources and thus did not require further due diligence.

Our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

II.	Design of Due Diligence Framework

Our due diligence approach was designed to generally align with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“OECD Guidance”).  The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Veeco is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter. Key elements of Veeco’s due diligence approach are described below.

III.	Due Diligence Measures Undertaken

Veeco’s due diligence measures performed include, but are not limited to, the following:

•	Reporting to senior management on suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);

•	Communicating our policy on Conflict Minerals to suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues. A copy of our policy is publicly available at https://www.veeco.com/resources/veeco-conflict-minerals-policy;

•	Using a third party service, comparing smelters and refiners identified by suppliers to (i) the Conflict Minerals Reporting Template (the “Template”) developed by the Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative, or “CFSI”) which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;

•	Conducting our own supplemental research on smelters and refiners identified by our suppliers; and

•	Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

IV.	Product Description

The products subject to this Report are Veeco process equipment and services (including spare parts) primarily sold to make electronic devices including light emitting diodes, power electronics, wireless devices, hard disk drives and semiconductors and include Metal Organic Chemical Vapor Deposition equipment, Gas and Vapor Delivery Control equipment, Molecular Beam Epitaxy equipment, Precision Surface Processing equipment, Ion Beam Deposition equipment, Ion Beam Etch equipment, Precision Lapping and Slicing and Dicing equipment, Photolithography equipment, Laser Thermal Processing equipment, Atomic Layer Deposition equipment, and Inspection equipment.

V.	Product Determination

Based on the information obtained pursuant to the due diligence process (as described above), Veeco does not have sufficient information at this time to determine whether all of our products are conflict free.  However, the suppliers who responded to our questionnaire gave no indication that the Covered Minerals they source directly or indirectly financed or benefitted armed groups in the Covered Countries.  Due to the manner in which our suppliers disclosed country of origin information, we do not believe that all of the countries of origin named by our suppliers are actually in our supply chain.

VI.	Smelter / Refiner and Country of Origin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following smelters/refiners used by Veeco suppliers that have (i) achieved Conflict Free designation by the CFSI (the “Conflict Free Designated Smelters and Refiners”) or (ii) an audit program recognized by CFSI or are actively in the process of obtaining the Conflict Free designation, or for which we independently obtained country of origin information (the “In Process Smelters and Refiners”):

Conflict Free Designated Smelters and Refiners

8853 S.p.A.	Gold
Advanced Chemical Company	Gold
Aida Chemical Industries Co., Ltd.	Gold
Al Etihad Gold Refinery DMCC	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Gold

AngloGold Ashanti Corrego do Sitio Mineracao	Gold
Argor-Heraeus S.A.	Gold
Asahi Pretec Corp.	Gold
Asahi Refining Canada Ltd.	Gold
Asahi Refining USA Inc.	Gold
Asaka Riken Co., Ltd.	Gold
AU Traders and Refiners	Gold
Aurubis AG	Gold
Bangalore Refinery	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold
Boliden AB	Gold
C. Hafner GmbH + Co. KG	Gold
CCR Refinery - Glencore Canada Corporation	Gold
Cendres + Metaux S.A.	Gold
Chimet S.p.A.	Gold
Chugai Mining	Gold
DODUCO Contacts and Refining GmbH	Gold
Dowa	Gold
DS PRETECH Co., Ltd.	Gold
DSC (Do Sung Corporation)	Gold
Eco-System Recycling Co., Ltd. East Plant	Gold
Eco-System Recycling Co., Ltd. North Plant	Gold
Eco-System Recycling Co., Ltd. West Plant	Gold
Emirates Gold DMCC	Gold
Geib Refining Corporation	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold
Heimerle + Meule GmbH	Gold
Heraeus Metals Hong Kong Ltd.	Gold
Heraeus Precious Metals GmbH & Co. KG	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold
Ishifuku Metal Industry Co., Ltd.	Gold
Istanbul Gold Refinery	Gold
Italpreziosi	Gold
Japan Mint	Gold
Jiangxi Copper Co., Ltd.	Gold
JSC Uralelectromed	Gold
JX Nippon Mining & Metals Co., Ltd.	Gold
Kazzinc	Gold
Kennecott Utah Copper LLC	Gold

KGHM Polska Miedz Spolka Akcyjna	Gold
Kojima Chemicals Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold
Kyrgyzaltyn JSC	Gold
L'Orfebre S.A.	Gold
LS-NIKKO Copper Inc.	Gold
LT Metal Ltd.	Gold
Marsam Metals	Gold
Materion	Gold
Matsuda Sangyo Co., Ltd.	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Gold
Metalor Technologies (Suzhou) Ltd.	Gold
Metalor Technologies S.A.	Gold
Metalor USA Refining Corporation	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold
Mitsubishi Materials Corporation	Gold
Mitsui Mining and Smelting Co., Ltd.	Gold
MMTC-PAMP India Pvt., Ltd.	Gold
Moscow Special Alloys Processing Plant	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold
Nihon Material Co., Ltd.	Gold
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold
Ohura Precious Metal Industry Co., Ltd.	Gold
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold
OJSC Novosibirsk Refinery	Gold
PAMP S.A.	Gold
Planta Recuperadora de Metales SpA	Gold
Prioksky Plant of Non-Ferrous Metals	Gold
PT Aneka Tambang (Persero) Tbk	Gold
PX Precinox S.A.	Gold
Rand Refinery (Pty) Ltd.	Gold
REMONDIS PMR B.V.	Gold
Royal Canadian Mint	Gold
SAAMP	Gold
Safimet S.p.A	Gold
Samduck Precious Metals	Gold
SAXONIA Edelmetalle GmbH	Gold

SEMPSA Joyeria Plateria S.A.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd.	Gold
Singway Technology Co., Ltd.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Solar Applied Materials Technology Corp.	Gold
Sumitomo Metal Mining Co., Ltd.	Gold
SungEel HiMetal Co., Ltd.	Gold
T.C.A S.p.A	Gold
Tanaka Kikinzoku Kogyo K.K.	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	Gold
Tokuriki Honten Co., Ltd.	Gold
TOO Tau-Ken-Altyn	Gold
Torecom	Gold
Umicore Brasil Ltda.	Gold
Umicore Precious Metals Thailand	Gold
Umicore S.A. Business Unit Precious Metals Refining	Gold
United Precious Metal Refining, Inc.	Gold
Valcambi S.A.	Gold
Western Australian Mint (T/a The Perth Mint)	Gold
WIELAND Edelmetalle GmbH	Gold
Yamakin Co., Ltd.	Gold
Yokohama Metal Co., Ltd.	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold
Asaka Riken Co., Ltd.	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	Tantalum
CP Metals Inc.	Tantalum
D Block Metals, LLC	Tantalum
Exotech Inc.	Tantalum
F&X Electro-Materials Ltd.	Tantalum
FIR Metals & Resource Ltd.	Tantalum
Global Advanced Metals Aizu	Tantalum
Global Advanced Metals Boyertown	Tantalum
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum
H.C. Starck Co., Ltd.	Tantalum
H.C. Starck Hermsdorf GmbH	Tantalum
H.C. Starck Inc.	Tantalum
H.C. Starck Ltd.	Tantalum

H.C. Starck Smelting GmbH & Co. KG	Tantalum
H.C. Starck Tantalum and Niobium GmbH	Tantalum
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum
Jiangxi Tuohong New Raw Material	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum
Jiujiang Tanbre Co., Ltd.	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum
KEMET Blue Metals	Tantalum
LSM Brasil S.A.	Tantalum
Metallurgical Products India Pvt., Ltd.	Tantalum
Mineracao Taboca S.A.	Tantalum
Mitsui Mining and Smelting Co., Ltd.	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum
NPM Silmet AS	Tantalum
PRG Dooel	Tantalum
QuantumClean	Tantalum
Resind Industria e Comercio Ltda.	Tantalum
Solikamsk Magnesium Works OAO	Tantalum
Taki Chemical Co., Ltd.	Tantalum
Telex Metals	Tantalum
Ulba Metallurgical Plant JSC	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum
Alpha	Tin
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin
China Tin Group Co., Ltd.	Tin
Dowa	Tin
EM Vinto	Tin
Fenix Metals	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin

Huichang Jinshunda Tin Co., Ltd.	Tin
Jiangxi New Nanshan Technology Ltd.	Tin
Luna Smelter, Ltd.	Tin
Ma'anshan Weitai Tin Co., Ltd.	Tin
Magnu's Minerais Metais e Ligas Ltda.	Tin
Malaysia Smelting Corporation (MSC)	Tin
Melt Metais e Ligas S.A.	Tin
Metallic Resources, Inc.	Tin
Metallo Belgium N.V.	Tin
Metallo Spain S.L.U.	Tin
Mineracao Taboca S.A.	Tin
Minsur	Tin
Mitsubishi Materials Corporation	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Tin
O.M. Manufacturing Philippines, Inc.	Tin
Operaciones Metalurgicas S.A.	Tin
PT Artha Cipta Langgeng	Tin
PT ATD Makmur Mandiri Jaya	Tin
PT Menara Cipta Mulia	Tin
PT Mitra Stania Prima	Tin
PT Refined Bangka Tin	Tin
PT Timah Tbk Kundur	Tin
PT Timah Tbk Mentok	Tin
Resind Industria e Comercio Ltda.	Tin
Rui Da Hung	Tin
Soft Metais Ltda.	Tin
Thai Nguyen Mining and Metallurgy Co., Ltd.	Tin
Thaisarco	Tin
Tin Technology & Refining	Tin
White Solder Metalurgia e Mineracao Ltda.	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin
Yunnan Tin Company Limited	Tin
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin
A.L.M.T. Corp.	Tungsten
ACL Metais Eireli	Tungsten
Asia Tungsten Products Vietnam Ltd.	Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten

Fujian Ganmin RareMetal Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten
Global Tungsten & Powders Corp.	Tungsten
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten
H.C. Starck Smelting GmbH & Co. KG	Tungsten
H.C. Starck Tungsten GmbH	Tungsten
Hunan Chenzhou Mining Co., Ltd.	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten
Hunan Litian Tungsten Industry Co., Ltd.	Tungsten
Hydrometallurg, JSC	Tungsten
Japan New Metals Co., Ltd.	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
Kennametal Fallon	Tungsten
Kennametal Huntsville	Tungsten
KGETS Co., Ltd.	Tungsten
Lianyou Metals Co., Ltd.	Tungsten
Malipo Haiyu Tungsten Co., Ltd.	Tungsten
Masan Tungsten Chemical LLC (MTC)	Tungsten
Moliren Ltd.	Tungsten
Niagara Refining LLC	Tungsten
Philippine Chuangxin Industrial Co., Inc.	Tungsten
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten
Unecha Refractory metals plant	Tungsten
Wolfram Bergbau und Hutten AG	Tungsten
Woltech Korea Co., Ltd.	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten
Xiamen Tungsten Co., Ltd.	Tungsten
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten

In Process Smelters and Refiners

SAFINA A.S.	Gold
Precious Minerals and Smelting Limited	Tin
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten
CP Metals Inc.	Tungsten
Jiangxi Xianglu Tungsten Co., Ltd.	Tungsten
JSC "Kirovgrad Hard Alloys Plant"	Tungsten
NPP Tyazhmetprom LLC	Tungsten

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, DRC or an adjoining country (Covered Countries), Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic Of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, USA, Uzbekistan, Vietnam, Zambia and Zimbabwe

Certain smelters were identified as high risk due to potential sourcing from the Covered Countries. However, because many of our suppliers provided company-level responses to Veeco’s conflict minerals information requests, it is uncertain as to whether these facilities are in our supply chain. We are continuing to work with our suppliers to determine the status of the facilities relative to Veeco products. Should these smelters be present in our supply chain, Veeco will reemphasize our conflict minerals policy to the relevant suppliers and encourage them to either find alternate sources or request that the smelters be audited.

As Veeco’s engagement with the supply chain for its products evolves, the lists above may change to reflect improvements in the quality of information provided to Veeco.

VII.	Independent Private Sector Audit

Not required for calendar year 2019.